EXECUTION VERSION

                            ASSET PURCHASE AGREEMENT


      This Asset Purchase Agreement (the "Agreement") among Circe Biomedical, Inc., a Delaware corporation (the "Seller"), Arbios Technologies, Inc., a Delaware corporation (the "Buyer") and Arbios Systems, Inc., a Nevada corporation (the "Parent"), is entered into as of April 7, 2004 (the "Effective Date"). The Seller, the Buyer and the Parent together may be referred to herein as the "Parties" and each of them may be referred to herein as a "Party."

                                    RECITALS

      WHEREAS, the Seller wishes to sell certain of its assets described herein to Buyer and Buyer wishes to purchase such assets from the Seller;

      NOW THEREFORE, in consideration of the foregoing and of the following covenants, the sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.    Sale of Assets

      1.1. Purchase and Sale of Assets. The Seller hereby agrees to sell, transfer and deliver to Buyer at Closing (as defined below), and the Buyer agrees to purchase and pay for, all of Seller's right, title and interest, subject to the Third Party Rights (as defined below), in and to the (a) Investigational New Drug Application number 5654 for HepatAssist; (b) Investigational New Drug Application number 6215 for PancreAssist; (c) orphan drug and fast track designations relating to the HepatAssist program; (d) the patents, patent applications and inventions described by the unfiled potential patent claims listed on Schedule 1.1(a) hereto (the "Patents Rights"); (e) all rights, claims, credits, judgments, choses in action, rights of set-off or rights for past, present or future infringement against third parties relating to the Patents Rights; (f) the agreements listed on Schedule 1.1(b) hereto (the "Assumed Contracts"); (g) Seller's standard operating procedures generic to cell system technology other than those relating to block co-polymer technology (the "SOPs"); (h) the prototype devices and representative custom or modified equipment listed in Schedule 1.1(c) hereto; and (i) all records, data, results, patient files, historical samples, and clinical trial protocols relating to the foregoing, including without limitation those items listed in
      Schedule 1.1(d).

      All of the foregoing are referred to herein as the "Acquired Assets."

      1.2. Consideration. The Buyer shall pay the Seller a total of $450,000 for the Acquired Assets. The foregoing purchase price shall be paid as follows: The Buyer (a) shall pay to the Seller on the Effective Date by wire transfer of immediately available funds in accordance with the wire instructions set forth in Schedule 1.2 hereto (the "Wire Instructions") the sum of Fifty Thousand Dollars ($50,000) (the "Up-Front Cash Purchase Price"); (b) shall pay to the Seller on the Closing Date (as defined below) the sum of One Hundred Fifty Thousand Dollars ($150,000) (the


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      "Closing Cash Purchase Price") and shall assume on and after the Closing
      Date the Assumed Liabilities (as defined below); and (c) on the Deferred Payment Date, shall pay to the Seller the sum of Two Hundred Fifty Thousand Dollars ($250,000) (the "Deferred Cash Purchase Price" and, once paid, together with the Closing Cash Purchase Price and the Up-Front Cash Purchase Price, the "Purchase Price"). The "Deferred Payment Date" is the earlier to occur of (i) the date on which the Parent and any Controlled Subsidiary have consummated one or more debt or equity financings in which the gross proceeds received by such entities since the date of this Agreement in the aggregate equal or exceed Four Million Dollars ($4,000,000), or (ii) the second anniversary of the Effective Date. For purposes of the preceding sentence, a "Controlled Subsidiary" shall mean any entity of which the Parent directly or indirectly owns more than 50% of the voting securities. Some or all of the Purchase Price may, at the Seller's direction, be paid by the Buyer directly to the Stockholders (as defined below) as the Seller may designate in writing prior to the payment date. The Up-Front Cash Purchase Price shall be non-refundable, even if the Closing (as defined below) does not occur for any reason.

      1.3. Assumption of Liabilities. On and after the Closing, the Buyer shall assume and discharge when due all of the following liabilities:

            (a) All liabilities and obligations arising on or after the Closing Date under the Assumed Contracts; and

            (b) All liabilities and obligations arising on or after the Closing Date relating to the Acquired Assets, including without limitation all liabilities and obligations for the operation, prosecution, maintenance, upkeep, renewal, retention, shipment, transfer, delivery, storage or disposal of the Acquired Assets. Notwithstanding anything herein to the contrary, the decision whether to maintain the Acquired Assets after the Closing Date will be in the sole discretion of the Buyer, and nothing herein shall require the Seller to use, maintain or defend any of the Acquired Assets.

      All of the foregoing are referred to as the "Assumed Liabilities." Other than the Assumed Liabilities, the Buyer will not assume or have any responsibility with respect to any other obligation or liability of the Seller, including any liability arising from the acquisition by the Seller of the Acquired Assets or the Seller's operations before or after the Closing.

      1.4. Closing. On the Effective Date, the Seller shall provide to the Buyer copies of the Seller's SOPs, clinical data and other documentation relating to the Acquired Assets as set forth on Exhibit 1.4 (the "Diligence Material") to permit the Buyer to conduct its due diligence review with respect thereto. The closing (the "Closing") shall occur at a place mutually acceptable to the Buyer and the Seller on April 19, 2004, or such other date that is mutually acceptable to the Seller and the Buyer (the "Closing Date"). Notwithstanding the prior sentence, in the event that the Seller fails to provide any material portion of the Diligence Material to the Buyer on the Effective Date, the Closing Date shall be extended by the number of days that elapse between the Effective Date and the date on which the Seller provides such material to the Buyer.


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      1.5. Seller's Deliveries at Closing. On the Closing Date the Seller shall execute and deliver or cause to be executed and delivered to the Buyer (a) the Bill of Sale in the form set forth in Exhibit 1.5(a) hereto, (b) an Assignment and Assumption Agreement in the form set forth in Exhibit 1.5(b) hereto, and (c) an Assignment of Patents in the form set forth in
      Exhibit 1.5(c) hereto, and such other instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary to vest in Buyer the right, title and interest in and to the Acquired Assets set forth herein. In addition to the foregoing conveyance documents, the Seller has previously delivered to the Buyer on the Effective Date the ICN Amendment (as defined in Section 3.1.4). (The Bill of Sale, the Assignment and Assumption Agreement, the Assignment of Patents, and the ICN Amendment as executed and delivered by the Seller are herein collectively referred to as the "Seller Transaction Documents.") All tangible assets included in the Acquired Assets shall be delivered by Seller, and title and risk of loss shall pass, to Buyer on the Closing Date where such assets are then located. The Seller will identify to the Buyer any location at which tangible Acquired Assets are located on the Closing Date and the Seller shall provide Buyer with reasonable assistance in arranging for the shipment of tangible Acquired Assets to one or more locations specified by the Buyer.

      1.6. Buyer's Deliveries at Closing. On the Closing Date, (a) the Buyer shall pay to the Seller the Closing Cash Purchase Price by wire transfer of immediately available funds in accordance with the Wire Instructions or such other, later Wire Instructions of which the Seller may notify the Buyer as provided for herein and (b) the Buyer shall execute and deliver or cause to be executed and delivered to the Seller (i) the Bill of Sale in the form set forth in Exhibit 1.5(a) hereto, (ii) an Assignment and Assumption Agreement in the form set forth in Exhibit 1.5(b), and (iii) an Assignment of Patents in the form set forth in Exhibit 1.5(c) hereto (The Bill of Sale, the Assignment of Patents and the Assignment and Assumption Agreement as executed and delivered by the Buyer are herein collectively referred to as the "Buyer Transaction Documents.")

      1.7. Obligations on the Deferred Payment Date. On the Deferred Payment Date, the Buyer shall pay the Deferred Cash Purchase Price by wire transfer of immediately available funds in accordance with the Wire Instructions or such other, later wire instructions of which Seller may notify Buyer as provided for herein. The obligation of the Buyer to pay the Deferred Cash Purchase Price shall survive until such obligations are satisfied.

2.    Representations and Warranties.

      2.1. Representation and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer as follows:

            2.1.1. Organization and Authorization. (i) The Seller is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to enter into this Agreement and the transaction contemplated hereby, (ii) the execution, delivery and performance of this Agreement and each of the Seller Transaction Documents has been authorized by all necessary corporate action of the Seller, and
            (iii) this Agreement and each of the Seller Transaction Documents is a valid, binding obligation of the Seller, enforceable in accordance with its terms except as may be limited by applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.


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            2.1.2. Ownership of Assets. The Seller owns the Acquired Assets, free and clear of any and all mortgages, liens, pledges and security interests, subject to the rights of third parties specified in
            Schedule 2.1.2 hereto (the "Third Party Rights"). All security interests in the Acquired Assets shall, as of the Closing Date, have been released and discharged.

            2.1.3. Brokers and Finders. The Seller has not, on its own behalf or on behalf of the Buyer, employed any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

            2.1.4. Noncontravention. Neither the execution and delivery of this Agreement and the Seller Transaction Documents, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule to which Seller is subject or, to the knowledge of the Seller, any injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Seller is subject, or any provision of the Seller's certificate of incorporation or By-laws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any security interest upon any of the Acquired Assets), in each case except as set forth in Schedule 2.1.4 hereto.

            2.1.5. Legal Compliance. The Seller has complied in all material respects with all laws (including rules, regulations and codes) and, to the Seller's knowledge, with all plans, injunctions, judgments, orders, decrees, rulings and charges thereunder in each case applicable to the Acquired Assets or to the Seller's business to the extent involving the Acquired Assets, and, except as set forth on
            Schedule 2.1.5 hereto, to the Seller's knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been threatened, filed or commenced against the Seller relating to or involving the Acquired Assets.

            2.1.6. ICN Amendment. The ICN Amendment, as of the date thereof, is a valid and binding agreement, enforceable against the Seller and, to the Seller's knowledge, all other parties thereto in accordance with its terms and subject to the conditions thereof (assuming the truth and accuracy of all representations and warranties made therein other than those made by the Seller). Other than as set forth in the ICN Amendment and this Agreement, the Buyer shall not acquire from the Seller any obligations or liabilities to ICN Pharmaceuticals, Inc., the Seller, or any of the Stockholders (as defined below) regarding any agreement, instrument or transaction entered into by such parties, including without limitation the Assignment Agreement, dated as of November 15, 2002, that certain Merger Agreement, dated March 11, 2002, the Stock Purchase Agreement, dated November 15, 2002, or the Release Agreement, dated November 15, 2002.


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            2.1.7. No Litigation. Except as set forth on Schedule 2.1.7, to the
            Seller's knowledge, no action or proceeding before a court or any other governmental agency or body is pending or threatened that could be reasonably likely to materially and adversely affect the Acquired Assets or the use of the Acquired Assets in a manner consistent with the Seller's use thereof prior to the Closing.

            2.1.8. Patent Assets. The Seller has not received any written or oral notice or claim of infringement with respect to any of the Patent Assets and, to the Seller's knowledge, the Patent Assets do not infringe on the patent rights of a third party.

      2.2. Representations and Warranties of Buyer. The Buyer hereby represents and warrants to the Seller as follows:

            2.2.1. Organization and Authorization. (i) The Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to enter into this Agreement and the transaction contemplated hereby; (ii) the execution, delivery and performance of this Agreement and each of the Buyer Transaction Documents has been authorized by all necessary corporate action of Buyer; and (iii) this Agreement and each of the Buyer Transaction Documents is a valid, binding obligation of Buyer, enforceable in accordance with its terms except as may be limited by applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

            2.2.2. Brokers and Finders. The Buyer has not, on its own behalf or on behalf of the Seller, employed any broker or finder or incurred any liability for brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

            2.2.3. Noncontravention. Neither the execution and delivery of this Agreement and the Buyer Transaction Documents, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule to which Buyer is subject or, to the knowledge of the Buyer, any injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Buyer is subject, or any provision of the Buyer's certificate of incorporation or By-laws, or
            (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any security interest upon any of the Acquired Assets).


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            2.2.4. Legal Compliance. The Buyer has complied in all material respects with all laws (including rules, regulations and codes) and, to the Buyer's knowledge, with all injunctions, judgments, orders, decrees and rulings thereunder in each case applicable to the Acquired Assets or to the Buyer's business to the extent involving the Acquired Assets, and, to the Buyer's knowledge no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been threatened, filed or commenced against the Buyer relating to or involving the Acquired Assets, and Buyer is not aware of any factual basis for any assertion against it of any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice relating to or involving the Acquired Assets.

      2.3.  Representations and Warranties of Parent.

            2.3.1. Organization and Authorization. (i) The Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with all requisite corporate power and authority to enter into this Agreement and the transaction contemplated hereby; (ii) the execution, delivery and performance of this Agreement has been authorized by all necessary corporate action of he Parent; and (iii) this Agreement is a valid, binding obligation of the Parent, enforceable in accordance with its terms except as may be limited by applicable federal or state bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally.

            2.3.2. Noncontravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule to which the Parent is subject or, to the knowledge of the Parent, any injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which Buyer is subject, or any provision of the Parent's certificate of incorporation or By-laws, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Parent is a party or by which it is bound or to which any of the Acquired Assets is subject (or result in the imposition of any security interest upon any of the Acquired Assets).

      2.4. Disclaimer. Except as expressly set forth in Section 2.1, the Patent Assets are being sold "as is and where is" and the Seller makes no, and hereby disclaims any, representation or warranty to the Buyer with respect to the Patent Assets or the transactions contemplated hereby, including without limitation any warranty of merchantability, current status, fitness for a particular purpose or non-infringement.


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3.    Conditions to Closing

      3.1. Seller's Closing Condition. The Seller's obligation to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions as of the Closing Date:

            3.1.1. No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to stay, restrain or prohibit the consummation of the transactions contemplated hereby or to impose any remedy, condition or restriction unacceptable to the Seller in its sole discretion.

            3.1.2. Representations and Warranties; Performance of Obligations. All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing with the same force and effect as though made at and as of the Closing and all of the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by the Buyer at or before the Closing shall have been complied with, performed and satisfied in all material respects.

            3.1.3. Proceedings Satisfactory. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto shall be reasonably satisfactory to the Seller and its counsel.

            3.1.4. ICN Assignment Agreement. Amendment No. 1 (in the form set forth in Exhibit 3.1.4 to that certain "Assignment Agreement" entered into as of November 15, 2002 among ICN Pharmaceuticals, Inc., the Seller, the persons who have executed counterpart signature pages thereof (individually and collectively, the "Stockholders") and Robert W. Crane and John Gannon, each solely in his capacity as representative of the Stockholders, shall have been executed and delivered by all parties thereto. (The executed Amendment No. 1 to the Assignment Agreement is herein referred to as the "ICN Amendment.")

      3.2. Buyer's Conditions Precedent. The Buyer's obligations hereunder are conditioned upon the following:

            3.2.1. No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to stay, restrain or prohibit the consummation of the transactions contemplated hereby or to impose any remedy, condition or restriction unacceptable to the Buyer in its sole discretion.

            3.2.2. Representations and Warranties; Performance of Obligations. All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made at and as of the Closing Date and all of the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by the Seller at or before the Closing Date shall have been complied with, performed and satisfied in all material respects.


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            3.2.3. Proceedings Satisfactory. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto shall be reasonably satisfactory to the Buyer and its counsel.

            3.2.4. Due Diligence. The Buyer shall be reasonably satisfied with its due diligence review of the SOPs, clinical data and other documentation relating to the Acquired Assets as provided by the Seller on the Effective Date; provided, however, that if the Buyer fails to notify the Seller prior to April 18, 2004 that the Buyer is not satisfied with such due diligence review, this condition shall be deemed to be satisfied.

            3.2.5. ICN Amendment. The Buyer shall have been provided a copy of the executed ICN Amendment on or prior to the Effective Date.

4.    Confidentiality.

      4.1. Each party may disclose or may have disclosed (the "Disclosing Party") to another party (the "Receiving Party") certain information that the Disclosing Party considers to be confidential and/or proprietary, including, but not limited to, personally identifiable information and data entered, technical processes and formulas, product designs, customer lists, product and business plans, revenues, projections, marketing and other data, the terms and provisions of this Agreement, sales, cost, accounting and other technical, business and financial information, as well as information that the Disclosing Party marks as confidential (collectively, "Confidential Information"). Notwithstanding the foregoing, Confidential Information does not include information (i) already known by the Receiving Party without an obligation of confidentiality, (ii) publicly known or which becomes publicly known through no omission or unauthorized act of the Receiving Party, (iii) rightfully received from a third party without any obligation of confidentiality, or (iv) independently developed by the Receiving Party without use of the Disclosing Party's Confidential Information.

      4.2. The Receiving Party shall make use of the Confidential Information only for the purposes of this Agreement and shall protect the Disclosing Party's Confidential Information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized access, use, dissemination, or publication of the Confidential Information as the Receiving Party uses to protect its own Confidential Information of a like nature. The Receiving Party shall disclose Confidential Information only
      (i) to those of its employees, contractors, representatives and consultants with a need to know such Confidential Information who have first agreed with the Receiving Party, either as a condition of employment or engagement, or in order to obtain the Confidential Information, to be bound by terms and conditions substantially similar to those contained in this Section 4, (ii) as required by court order, law or regulation or as requested by any regulatory agency or governmental body having jurisdiction over the Receiving Party, provided that prior to such disclosure the Receiving Party shall provide prompt written notice to the Disclosing Party sufficient to permit the Disclosing Party the opportunity to oppose the disclosure and the Receiving Party shall take all reasonable steps available to maintain the Confidential Information in confidence, or
      (iii) to make appropriate disclosure regarding the tax treatment and tax structure of the transactions contemplated hereby.


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      4.3. All Confidential Information shall remain the property of the
      Disclosing Party, and such Confidential Information and all copies thereof (if any), shall be promptly returned to the Disclosing Party upon request or upon termination of this Agreement or, at the Disclosing Party's sole option, destroyed, in which case the Disclosing Party shall be notified promptly in writing when its Confidential Information has been destroyed. The furnishing of any Confidential Information between the parties shall not constitute the granting of any right or license to use such Confidential Information.

      4.4. The obligations of the parties set forth in this Section 4 shall remain in effect for three years after the date of this Agreement.

      4.5. Notwithstanding any other provision in this Section 4 to the contrary, the Buyer shall be permitted after the Closing to use and disclose any Confidential Information received from the Seller and included in the Acquired Assets to the extent the Buyer in its sole discretion determines that it is necessary or appropriate to use or disclose that Confidential Information in order to carry out any of the Buyer's commercial activities through the use of any of the Acquired Assets. Each Party agrees that, subject to the other Party's compliance with the terms of this Section 4, such Party shall not commence any action against the other Party alleging misappropriation or illegal use of any trade secrets, know-how or proprietary information of such Party based on any activities of the other Party that occurred either (i) prior to the Effective Date or (ii) between the Effective Date and the Closing Date. The immediately preceding sentence of this Section 4.5 is intended to be a complete release by each Party of the other Party of any claims relating to any misappropriation or illegal use of any trade secrets, know-how or proprietary information, whether such claims were known or unknown by the releasing Party as of the Effective Date.

5. Failure to Pay the Deferred Cash Purchase Price. If the Buyer fails to pay to the Seller the Deferred Cash Purchase Price on or prior to the second anniversary of the Closing Date, then in addition to any other remedies available to the Seller at law or in equity, the Seller shall have the right to require the Buyer to reconvey the Acquired Assets to the Seller without the refund or return by the Seller of any portion of the Deferred Cash Purchase Price. Upon exercise of the foregoing right by the Seller, the Buyer shall execute and deliver to the Seller such instruments of conveyance and assignment and other documents, and shall take all other actions, as the Seller and its counsel may deem reasonably necessary to vest in Seller the right, title and interest in and to the Acquired Assets. The Buyer and the Seller agree that the Seller would be damaged irreparably in the event that the provisions of this
Section 5 are not performed by the Buyer in accordance with its specific terms. Accordingly, the Buyer and the Seller agree that, without posting bond or other undertaking, the Seller will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Section 5 and to enforce specifically the terms of this Section 5 in any action instituted in any court of the United States or any state hereof having jurisdiction over the Parties and the matter in addition to any other remedy which it may be entitled, at law or in equity. The Buyer further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be adequate.


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6. Notices. Any notice or communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by fax) to the address or fax number set forth beneath the name of such party below (or to such other address or fax number as such party shall have specified in a written notice given to the other parties hereto):

         If to the Seller:    Circe Biomedical, Inc.
                              c/o Elizabeth Chen
                              73 Valleyfield Street
                              Lexington, MA 02421
                              Attn: Elizabeth Chen

         With a copy to:      Ropes & Gray LLP
                              One International Place
                              Boston, MA 02110-2624
                              Attn: Hemmie Chang
                              Fax: (617) 951-7050


         If to Parent to:     Arbios Systems, Inc.
                              110 North George Burns Road, Suite D-4018
                              Los Angeles, CA 90048
                              Attn: Jacek Rozga, MD, Phd
                              Fax: (310) 423-7434

         With a copy to:      Troy & Gould
                              1801 Century Park East, 16th Floor
                              Los Angeles, CA 90067
                              Attn: Istvan Benko
                              Fax: (310) 201-4746


         If to Buyer to:      Arbios Technologies, Inc.
                              110 North George Burns Road, Suite D-4018
                              Los Angeles, CA 90048
                              Attn: Jacek Rozga, MD, Phd
                              Fax: (310) 423-7434

         With a copy to:      Troy & Gould
                              1801 Century Park East, 16th Floor
                              Los Angeles, CA 90067
                              Attn: Istvan Benko
                              Fax: (310) 201-4746


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7. Access, Information, Documents, Consultation. From the Closing Date through the date that the Buyer has paid in full the Deferred Cash Purchase Price, upon reasonable advance notice, during normal business hours and in a manner so as not to interfere with the business operations of the Parent and its Controlled Subsidiaries, the Parent shall make available, and shall cause its Controlled Subsidiaries to make available, to the Seller and its designees, at the offices of the Parent, all financial books, accounts, records, agreements and other documents of the Parent and its Controlled Subsidiaries which the Seller or such designees may reasonably request and shall permit the Seller and its designees to discuss the business, operations, assets, properties and financial condition of the Parent and its Controlled Subsidiaries with any officer or independent auditor of the Parent of its Controlled Subsidiaries, in each case only to the extent reasonably necessary to permit the Seller and its designees to ascertain whether Buyer has complied with its obligation to pay the Deferred Cash Purchase Price. Notwithstanding anything to the contrary in this Section 7, the Parent and its Controlled Subsidiaries shall not be obligated to provide material, non-public information to the Seller or its designees unless, at such time, the Seller and its designees agree not to execute trades in the public securities of the Parent until such time as the Seller and its designees determine, in their sole discretion, that such information in no longer material and/or non-public.

8. Termination Survival of Representations, Warranties and Covenants; Etc. This Agreement shall terminate automatically if the Closing does not occur on or before April 19, 2004 or such later Closing Date as the Buyer and the Seller may mutually agree to. No termination of this Agreement shall relieve any Party from liability for any breach of this Agreement committed prior to termination. All representations and warranties contained in this Agreement shall survive for a period of twelve (12) months following the date of the Closing. In no event shall the liability of the Seller for breaches of representations, warranties and covenants hereunder exceed an aggregate amount equal to 50% of the Purchase Price actually received by the Seller (or the Stockholders at the Seller's direction). Any claim for any breach or violation of any representation, warranty or covenant herein or otherwise relating hereto (other than any claim under Section 4 or any claim regarding the payment of the Deferred Cash Purchase Price) must be made, if at all, on or prior to the date which is twelve (12) months after the Closing Date or it shall be thereafter barred.

9. Miscellaneous.

      9.1. Governing Law; Jurisdiction. This Agreement was executed in, and the transactions contemplated by and the provisions of this Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without giving effect to the conflict of laws provisions thereof; and both parties consent to the jurisdiction of the state and federal courts sitting in Massachusetts.

      9.2. Exclusivity. During the period from the Effective Date through the tenth business day following the Effective Date, the Seller will not seek or negotiate with any potential buyer of the Acquired Assets other than the Buyer.

      9.3. Expenses. Each party to this Agreement shall be responsible for its own expenses incurred in connection with this Agreement and the transactions contemplated hereby and Buyer shall be responsible for (a) all filing and recordation fees relating to the transfer of the Acquired Assets hereunder; and (b) all fees, costs and expenses relating to the shipment, transfer or delivery of all tangible assets included in the Acquired Assets from their respective locations on the Closing Date to such location or locations as Buyer may determine.


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      9.4. Entire Agreement; Third Party Beneficiaries; Assignment; Etc. This
      Agreement, including all exhibits and schedules attached hereto, constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement is not intended to confer upon any person other than the Parties to this Agreement any rights or remedies, provided, however, that the Stockholders are intended third party beneficiaries of the penultimate sentence of Section 1.2 and are entitled to enforce the provisions thereof against the Buyer. Neither the Parent nor the Buyer may assign its rights or obligations under this Agreement without the prior written consent of the Seller (not to be unreasonably withheld) and the Seller may not assign its rights or obligations under this Agreement without the prior consent of the Buyer (not to be unreasonably withheld); provided, however, that the Seller may assign, distribute or otherwise transfer its rights relating to the Deferred Cash Purchase Price without the consent of the Buyer; and provided, further that any person or entity that acquires the Buyer or all or substantially all of the Acquired Assets after the Closing Date must agree in writing to assume the obligation to pay the Deferred Cash Purchase Price and to be bound by the provisions of Section 5 as if such person or entity were substituted for the Buyer therein (but no such assignment and assumption shall relieve the Buyer of such obligation without the Seller's written consent). In addition, the Buyer shall be permitted to assign and transfer the Acquired Assets to the Parent or to a wholly-owned subsidiary of the Buyer, provided, however, that such assignee shall agree with the Seller, in writing, to assume the obligations of the Buyer hereunder on a joint and several basis and the Buyer shall not thereby be relieved of its obligations hereunder.

      9.5. No Liability of Officers and Directors. The parties hereto acknowledge that the individuals executing this Agreement on behalf of the Seller, the Buyer and the Parent do so on behalf of such entities and not in their individual capacities. As such no officer, director, employee or agent of the Seller, the Buyer or the Parent shall have any liability hereunder.

      9.6. Counterparts. This Agreement may be executed in two or more counterparts and shall be effective when each party has executed at least one of the counterparts even though all parties have not executed the same counterpart.

      9.7. Guaranty. The Parent hereby agrees to unconditionally guarantee the obligations and liabilities of the Buyer under this Agreement. The Parent hereby acknowledges and agrees that (a) the Buyer and the Seller may amend or modify this Agreement without the requirement of providing notice of such amendment or modification to the Parent or of obtaining the Parent's consent thereto and (b) the Seller shall be entitled to interact and deal with the Buyer on all matters relating to this Agreement (and any modifications and amendments hereto) without regard to the guaranty made by the Parent hereunder, and that in each such case, the obligations and liabilities of the Parent under this guaranty shall not be released or otherwise affected or impaired as a result thereof.

         [the remainder of this page has been intentionally left blank]

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

IN WITNESS WHEREOF, this Agreement has been executed under seal as of the date first written above.


SELLER:  CIRCE BIOMEDICAL, INC.



                  By:_/s/ Elizabeth Chen_____________________________
                     Name: Elizabeth Chen
                     Title: President and Chief Executive Officer


BUYER:   ARBIOS SYSTEMS, INC.


                  By:_/s/ Jacek Rozga________________________________
                     Name:  Jacek Rozga
                     Title:  President

PARENT:  ARBIOS TECHNOLOGIES, INC.



                  By:__/s/ Jacek Rozga_______________________________
                     Name:  Jacek Rozga
                     Title:  President


                    [Asset Purchase Agreement Signature Page]


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

EXHIBITS AND SCHEDULES TO ASSET PURCHASE AGREEMENT

The following is a list of the exhibits and schedules that are attached to the Asset Purchase Agreement, which will be furnished supplementally to the Commission upon request.

Exhibit 1.4 - Diligence Material

Exhibit 1.5 (a) - Bill of Sale

Exhibit 1.5 (b) - Assignment and Assumption Agreement

Exhibit 1.5 (c) - Assignment of Patents

Exhibit 3.1.4 - ICN Assignment Agreement

Schedule 1.1 (a) - Patents, Patent Applications and Inventions Described in Unfiled Potential Patent Claims

Schedule 1.1 (b) - Assumed Contract

Schedule 1.1 (c) - Certain Devices and Equipment

Schedule 1.1 (d) - Certain Records, Data, etc.

Schedule 1.2 - Wire Instructions

Schedule 2.1.2 - Third Party Rights

Schedule 2.1.4 - Non-Contravention

Schedule 2.1.5 - Legal Compliance

Schedule 2.1.7 - Certain Actions and Proceedings



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